As filed with the Securities and Exchange Commission on September 25, 1996
                               Registration No. 333-________





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                   HOUSE OF FABRICS, INC.
   (Exact name of registrant as specified in its charter)
                     ___________________

    Delaware                               95-3426136
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

    13400 Riverside Drive, Sherman Oaks, California 91423
          (Address of principal executive offices)

    HOUSE OF FABRICS 1996 NON-QUALIFIED STOCK OPTION PLAN
                  (Full title of the plan)

                       ______________

                  MARVIN S. MALTZMAN, ESQ.
                   HOUSE OF FABRICS, INC.
                    13400 Riverside Drive
               Sherman Oaks, California 91423
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
(818) 385-2303
                     ___________________

                          Copy to:
                  Richard A. Boehmer, Esq.
                    O'Melveny & Myers LLP
              400 South Hope Street, Suite 1500
               Los Angeles, California  90071

              CALCULATION  OF REGISTRATION  FEE


- --------------------------------------------------------------------------

                                 Proposed    Proposed
                                 maximum     maximum
Title of             Amount      offering    aggregate       Amount of
securities           to be       price       offering        registration
to be registered     registered  per unit    price           fee
- --------------------------------------------------------------------------
Common Stock,        583,500(1)  $3.75(2)    $2,188,125(2)   $754.53(2)
par value            shares


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the bid and asked prices of the Common Stock on September 20, 1996 as reported for NASDAQ National Market and published in the Western Edition of The Wall Street Journal.


                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of House of Fabrics, Inc. (the
"Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-K for the year ended January 31, 1996;

  (b) The Company's Quarterly Reports on Form 10-Q for the periods ended April 30, 1996 and July 31, 1996; and

  (c)  The Company's Current Report on Form 8-K, event date
       July 10, 1996.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

       Not Applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

       The Company has adopted provisions in its Certificate of Incorporation which limit the liability of its directors and officers to the fullest extent permitted by Delaware law. The Company will indemnify its directors and officers for certain claims against them arising out of their duties as directors or officers of the Company. The Company may also advance expenses (including attorneys' fees) to its directors and officers relating to such claims. The Company has purchased and maintains insurance covering any liabilities asserted against and incurred by its directors and officers acting in such capacities, whether or not the Company would have the power or obligation to indemnify such directors or officers under its Certificate of Incorporation.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index.


ITEM 9.     UNDERTAKINGS

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)  To include any prospectus required by
  Section 10(a)(3) of the Securities Act of 1933 (the
  "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 23rd day of September, 1996.

                          HOUSE OF FABRICS, INC.


                          By:  __Gary L. Larkins__
                               Gary L. Larkins
                               President and Chief Executive
                               Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  SIGNATURE                    TITLE                   DATE


__Gary L. Larkins__         Director, President and       September 23, 1996
Gary L. Larkins             Chief Executive Officer
                            (Principal Executive Officer)



__John Labbett__            Director and Chief            September 23, 1996
John Labbett                Financial Officer
                            (Principal Financial
                            Officer)



__Gregory Lewis__           Controller (Principal         September 23, 1996
Gregory Lewis               Accounting Officer)



__R. N. Hankin__            Director                      September 23, 1996
R. N. Hankin



__H. Michael Hecht__        Director                      September 23, 1996
H. Michael Hecht

__Mitchell G. Lynn___       Director                      September 23, 1996
Mitchell G. Lynn


__Carl G. Gregory, III__    Director                      September 23, 1996
Carl G. Gregory, III


__Alison L. May__           Director                      September 23, 1996
Alison L. May

                        EXHIBIT INDEX




Exhibit
Number            Description
- -------           -----------

4             House of Fabrics 1996 Non-Qualified Stock Option Plan

5             Opinion of Marvin S. Maltzman

23.1          Consent of Independent Public Accountants

23.2          Consent of Counsel (included in Exhibit 5)